UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of report: March 3, 2009

Date of earliest event reported: February 27, 2009

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PACIFIC ASIA PETROLEUM, INC.
(Exact name of registrant as specified in its charter)

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Delaware
(State or other jurisdiction of incorporation)

000-52770	30-0349798
(Commission File Number)	(IRS Employer Identification Number)

250 East Hartsdale Ave., Hartsdale, New York 10530
(Address of principal executive offices)

(914) 472-6070
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On February 27, 2009, Pacific Asia Petroleum, Inc. (the “Company”) entered into an Amended and Restated Agreement on Cooperation (“Amendment”) with Well Lead Group Limited, a company organized and existing under the laws of the British Virgin Islands (“Well Lead”), and certain other individuals, which amends and restates in its entirety that certain Agreement on Cooperation (“Agreement on Cooperation”), entered into on September 30, 2008 by and between the Company and Well Lead.  Pursuant to the Amendment, the parties agreed to continue conducting due diligence and negotiations with the intent of finalizing definitive agreements for the acquisition by the Company of 51% participating interests in several Well Lead-related companies conducting onshore oil production and enhanced oil recovery technology operations in the People’s Republic of China, including up to Well Lead’s full 49% interest in Northeast Oil (China) Development Ltd.’s 95% interest in the currently producing oilfield blocks Fu710 and Meilisi723 located in the Fulaerjiqu Oilfield in Qiqihar City, the Heilongjiang Province in the People’s Republic of China as contemplated in the AOC, as well as a 51% interest in certain other contracts covering additional producing oilfield in China, a 51% interest in a Well Lead-affiliated technology company that has been applying its intellectual property to enhance production in oil fields in China, and a 51% interest in certain other Well Lead-related venture companies.  The aggregate consideration payable by the Company to Well Lead and other parties to the Amendment is contemplated to be $1.5 million in cash and 4 million shares of the Company’s capital stock, payable and issuable, respectively, over time upon attainment of certain milestones, and the Company’s obligation to cover up to $5 million in capital expenditures pursuant to work programs currently in development and to be agreed upon by the parties.  The Company has commenced phase two of its due diligence review with a goal of concluding such review, negotiation of definitive documentation, and consummation of the anticipated transactions by April 30, 2009, subject to satisfactory due diligence review by the Company.

For additional information relating to the AOC, please see the Company’s Form 8-K filed September 30, 2008.

A copy of the press release announcing the Amendment and related matters is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release, dated March 2, 2009.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 3, 2009

Pacific Asia Petroleum, Inc.
By:	/s/ Frank C. Ingriselli
Frank C. Ingriselli
Chief Executive Officer

Index to Exhibit
Exhibit Number	Description
99.1	Press Release, dated March 2, 2009.